Exhibit 99.1

Contact:            Hal S. Jones                                                                                         For Immediate Release
(703) 345-6370                                                                                        November 4, 2015

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported a loss from continuing operations attributable to common shares of $231.2 million ($40.32 per share) for the third quarter of 2015, compared to income of $10.1 million ($1.73 per share) for the third quarter of 2014. Net loss attributable to common shares was $230.8 million ($40.25 per share) for the third quarter ended September 30, 2015, compared to income of $76.4 million ($13.12 per share) for the third quarter of last year. Net (loss) income includes $0.4 million ($0.07 per share) and $66.2 million ($11.39 per share) in income from discontinued operations for the third quarter of 2015 and 2014, respectively. (Refer to “Discontinued Operations” discussion below.)
As a result of continued declines in student enrollments at Kaplan Higher Education (KHE) and the challenging industry operating environment, Kaplan completed an interim impairment review of KHE's goodwill in the third quarter of 2015 that resulted in a preliminary $248.6 million goodwill impairment charge. Due to the complexity and effort required to estimate the fair value of KHE, the Company derived the fair value estimate based on preliminary assumptions and analysis that are subject to change. Any adjustment to the estimated impairment charge will be recorded in the fourth quarter of 2015.
The results for the third quarter of 2015 and 2014 were affected by the goodwill impairment charge and a number of other items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $35.6 million ($6.05 per share) for the third quarter of 2015, compared to $25.6 million ($4.39 per share) for the third quarter of 2014. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s loss from continuing operations for the third quarter of 2015:

•	$248.6 million preliminary goodwill impairment charge related to the KHE business (after-tax impact of $217.1 million, or $37.85 per share);

•	$9.5 million in restructuring charges at the education division (after-tax impact of $5.8 million, or $1.00 per share);

•	$18.8 million in expense related to the modification of stock options awards related to the cable spin-off (after-tax impact of $11.6 million, or $1.99 per share);

•	$26.3 million in net non-operating losses arising from the sales of two businesses (after-tax impact of $24.3 million, or $4.16 per share); and

•	$13.0 million in non-operating unrealized foreign currency losses (after-tax impact of $8.0 million, or $1.37 per share).
Items included in the Company’s income from continuing operations for the third quarter of 2014:

•
$13.6 million in restructuring charges at the education division and early retirement program expense and related charges at the corporate office (after-tax impact of $8.7 million, or $1.50 per share); and

•	$10.6 million in non-operating unrealized foreign currency losses (after-tax impact of $6.8 million, or $1.16 per share).
Revenue for the third quarter of 2015 was $641.4 million, down 9% from $703.2 million in the third quarter of 2014. Revenues declined at the education division and in other businesses, offset by an increase at the television broadcasting division. The Company reported an operating loss of $213.7 million for the third quarter of 2015, compared to operating income of $41.2 million for the third quarter of 2014. Operating results were down at the education and television broadcasting divisions, offset by improvement in other businesses.
For the first nine months of 2015, the Company reported a loss from continuing operations attributable to common shares of $194.6 million ($34.18 per share), compared to income of $459.4 million ($66.52 per share) for the first nine months of 2014. Net loss attributable to common shares was $152.5 million ($26.19 per share) for the first nine months of 2015, compared to income of $958.6 million ($138.79 per share) for the same period of 2014. Net (loss)

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income includes $42.2 million ($7.99 per share) and $499.2 million ($72.27 per share) in income from discontinued operations for the first nine months of 2015 and 2014, respectively. (Refer to “Discontinued Operations” discussion below.)
The results for the first nine months of 2015 and 2014 were affected by a number of significant items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $87.6 million ($14.95 per share) for the first nine months of 2015, compared to $72.6 million ($10.52 per share) for the first nine months of 2014. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)

In connection with the Berkshire exchange transaction that closed on June 30, 2014, the Company acquired 1,620,190 shares of its Class B common stock, resulting in 15% fewer diluted shares outstanding in the first nine months of 2015, versus the same period in 2014.
Items included in the Company’s loss from continuing operations for the first nine months of 2015:

•	$255.5 million preliminary goodwill and long-lived asset impairment charges related to the KHE business (after-tax impact of $221.5 million, or $38.57 per share);

•	$36.8 million in restructuring charges and accelerated depreciation at the education division (after-tax impact of $23.3 million, or $4.01 per share);

•	$18.8 million in expense related to the modification of stock options awards related to the cable spin-off (after-tax impact of $11.6 million, or $2.00 per share);

•
$12.5 million in net non-operating losses arising from the sales of five businesses and an investment, and on the formation of a joint venture (after-tax impact of $15.7 million, or $2.82 per share); and

•	$16.2 million in non-operating unrealized foreign currency losses (after-tax impact of $10.1 million, or $1.73 per share).
Items included in the Company’s income from continuing operations for the first nine months of 2014:
• $28.6 million in early retirement program expense, restructuring charges and software asset write-offs at the education division and the corporate office (after-tax impact of $18.3 million, or $2.65 per share);
• $90.9 million gain from the Classified Ventures’ sale of apartments.com (after-tax impact of $58.2 million, or $8.43 per share);
• $266.7 million gain from the Berkshire exchange transaction (after-tax impact of $266.7 million, or $38.61 per share);
• $127.7 million gain on the sale of the corporate headquarters building (after-tax impact of $81.8 million, or $11.85 per share); and
• $2.6 million in non-operating unrealized foreign currency losses (after-tax impact of $1.7 million, or $0.24 per share).
Revenue for the first nine months of 2015 was $1,969.7 million, down 2% from $2,009.4 million in the first nine months of 2014. Revenues were down at the education division, but increased in other businesses and at the television broadcasting division. The Company reported an operating loss of $148.6 million for the first nine months of 2015, compared to operating income of $133.7 million for the first nine months of 2014. Operating results declined at the education and television broadcasting divisions, but improved in other businesses.
On July 1, 2015, the Company completed the spin-off of Cable ONE as an independent, publicly traded company. The transaction was structured as a tax-free spin-off of Cable ONE to the stockholders of the Company as one share of Cable ONE common stock was distributed for every share of Class A and Class B common stock of Graham Holdings outstanding on the June 15, 2015, record date. The historical operating results of the Company's cable division are included in discontinued operations, net of tax, for all periods presented.
On February 12, 2015, Kaplan entered into a Purchase and Sale Agreement with Education Corporation of America (ECA) to sell substantially all of the assets of its KHE Campuses business, consisting of thirty-eight nationally accredited ground campuses, and certain related assets, in exchange for a preferred equity interest in ECA. The transaction closed on September 3, 2015.

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On June 30, 2014, the Company and Berkshire Hathaway Inc. completed a transaction in which Berkshire acquired a wholly-owned subsidiary of the Company that included, among other things, WPLG, a Miami-based television station, 2,107 Class A Berkshire shares and 1,278 Class B Berkshire shares owned by Graham Holdings and $327.7 million in cash, in exchange for 1,620,190 shares of Graham Holdings Class B common stock owned by Berkshire Hathaway (Berkshire exchange transaction). As a result, income from continuing operations for the first nine months of 2014 includes a $266.7 million gain from the exchange of the Berkshire Hathaway shares, and income from discontinued operations for the first nine months of 2014 includes a $375.0 million gain from the WPLG exchange.
Division Results
Education
Education division revenue totaled $481.7 million for the third quarter of 2015, down 11% from revenue of $543.9 million for the same period of 2014. Kaplan reported an operating loss of $242.8 million for the third quarter of 2015, compared to operating income of $12.6 million for the third quarter of 2014. Operating results for the third quarter of 2015 include a preliminary $248.6 million goodwill impairment charge related to Kaplan Higher Education (KHE). Operating results for the third quarter of 2015 and 2014 also include restructuring costs of $9.5 million and $3.3 million, respectively.
For the first nine months of 2015, education division revenue totaled $1,506.0 million, down 6% from revenue of $1,609.0 million for the same period of 2014. Kaplan reported an operating loss of $249.8 million for the first nine months of 2015, compared to operating income of $32.1 million for the first nine months of 2014. The operating results for the first nine months of 2015 include preliminary $255.5 million in goodwill and other long-lived asset impairment charges related to KHE. Restructuring costs totaled $36.8 million and $13.8 million for the first nine months of 2015 and 2014, respectively.
A summary of Kaplan’s operating results for the third quarter and first nine months of 2015 compared to 2014 is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2015	2014	% Change	2015	2014	% Change
Revenue
Higher education	$203,529	$249,882	(19)	$681,814	$755,597	(10)
Test preparation	83,706	85,108	(2)	233,313	234,010	0
Kaplan international	192,702	207,615	(7)	585,486	615,507	(5)
Kaplan corporate and other	1,905	1,492	28	5,723	4,891	17
Intersegment elimination	(96)	(179)	—	(363)	(969)	—
	$481,746	$543,918	(11)	$1,505,973	$1,609,036	(6)
Operating Income (Loss)
Higher education	$3,153	$5,391	(42)	$28,510	$39,487	(28)
Test preparation	13,620	6,980	95	16,365	(3,552)	—
Kaplan international	8,295	13,853	(40)	33,585	40,609	(17)
Kaplan corporate and other	(17,952)	(11,724)	(53)	(68,553)	(38,959)	(76)
Amortization of intangible assets	(1,339)	(1,927)	31	(4,313)	(5,649)	24
Impairment of goodwill and other long-lived assets	(248,591)	—	—	(255,467)	—	—
Intersegment elimination	37	(22)	—	95	114	—
	$(242,777)	$12,551	—	$(249,778)	$32,050	—
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.
Since 2012, KHE has continued to close campuses, consolidate facilities and reduce its workforce. On September 3, 2015, Kaplan completed the sale of substantially all of the remaining assets of its KHE Campuses business. In connection with these and other plans, KHE incurred $3.8 million and $9.2 million in restructuring costs for the third quarter and first nine months of 2015, respectively, and $2.0 million and $4.5 million in restructuring costs in the third quarter and first nine months of 2014. For the third quarter of 2015, these costs included severance ($3.1 million, $1.7 million of which will be funded from the assets of the Company's pension plan), lease obligation losses ($0.5 million) and accelerated depreciation ($0.2 million). For the first nine months of 2015, these costs included severance ($5.3 million, $1.7 million of which will be funded from the assets of the Company's pension plan), lease obligation losses ($2.3 million), accelerated depreciation ($1.5 million) and other items ($0.1 million). For the third quarter of 2014, these costs included severance ($1.0 million), accelerated depreciation ($0.9 million) and other

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items ($0.1 million). For the first nine months of 2014, these costs included severance ($3.0 million), accelerated depreciation ($1.2 million), lease obligation losses ($0.1 million) and other items ($0.2 million).
As a result of continued declines in student enrollments at KHE and the challenging industry operating environment, Kaplan completed an interim impairment review of KHE's remaining long-lived assets in the third quarter of 2015 that resulted in a preliminary $248.6 million goodwill impairment charge. Any adjustment to the estimated impairment charge will be recorded in the fourth quarter of 2015. This goodwill impairment charge followed a $6.9 million long-lived asset impairment charge that was recorded in the second quarter of 2015 in connection with the KHE Campuses business.
KHE results include revenue and operating losses related to all KHE Campuses, those sold to ECA or closed, including Mount Washington College and Bauder College, as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands)	2015	2014	2015	2014
Revenue	$45,341	$72,960	$176,800	$227,198
Operating loss	$(14,745)	$(7,333)	$(33,808)	$(25,635)
In the third quarter and first nine months of 2015, KHE revenue declined 19% and 10%, respectively, due to campus sales and closings, and declines in average enrollments at Kaplan University, reflecting weaker market demand. KHE operating results declined in the third quarter of 2015 due to increased losses at the KHE Campuses business. KHE operating results were down in the first nine months of 2015 due to revenue declines, and increased restructuring costs, partially offset by improved results at the domestic professional and other continuing education businesses.
New higher education student enrollments at Kaplan University declined 11% in each of the third quarter and first nine months of 2015 due to lower demand across Kaplan University programs.
Total students at Kaplan University were down 7% at September 30, 2015 compared to September 30, 2014. A summary of student enrollments is as follows:

	As of September 30
	2015	2014
Kaplan University	42,931	46,342
Kaplan University enrollments at September 30, 2015 and 2014, by degree and certificate programs, are as follows:

	As of September 30
	2015	2014
Certificate	3.5%	2.7%
Associate’s	27.4%	31.4%
Bachelor’s	47.3%	43.3%
Master’s	21.8%	22.6%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 2% for the third quarter of 2015 and was flat for the first nine months of 2015. Excluding revenues from acquired businesses, KTP revenue decreased 2% in the first nine months of 2015. Enrollments, excluding the new economy skills training offerings, were down 13% for first nine months of 2015 due primarily to declines in graduate programs; however, unit prices were generally higher. In comparison, KTP operating results improved in the third quarter and first nine months of 2015 due to a reduction in operating expenses and the inclusion of a $7.7 million software asset write-off in the second quarter of 2014 that did not recur in 2015.
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue declined 7% in the third quarter and 5% in the first nine months of 2015, respectively, due to the adverse impact of foreign exchange rates. On a constant currency basis, Kaplan International revenue increased 2% and 4% for the third quarter and first nine months of 2015, respectively, due to enrollment growth in Australia and in Singapore higher education programs, offset by enrollment declines in English-language programs. Kaplan International operating income declined in the third quarter and first nine months of 2015 due largely to the declines in English-language results.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. In the third quarter of 2015, Kaplan corporate recorded $5.3 million in severance expense, $2.1 million of which will be funded from the assets of the Company’s pension plan. In the first nine months of 2015, Kaplan corporate recorded $26.5 million in restructuring charges, including accelerated

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depreciation ($16.2 million) and lease obligation losses ($4.9 million) related to office space managed by Kaplan corporate, and severance ($5.4 million, $2.1 million of which will be funded from the assets of the Company’s pension plan).
In the first nine months of 2015, Kaplan sold four businesses, including the KHE Campuses business and a small business that was part of KHE, and two business that were part of Kaplan International. The net loss on the sale of these businesses totaled $26.3 million and $24.9 million in the third quarter and first nine months of 2015, respectively, that is included in other non-operating expense for the relevant periods.
Kaplan continues to evaluate its cost structure and is pursuing additional cost savings opportunities that will result in additional restructuring plans and related costs in the fourth quarter of 2015.
Television Broadcasting
Revenue at the television broadcasting division increased 3% to $89.7 million in the third quarter of 2015, from $87.4 million in the same period of 2014; operating income for the third quarter of 2015 was down 10% to $40.5 million, from $45.0 million in the same period of 2014. The revenue increase is due to $4.8 million in increased retransmission revenues and an overall increase in advertising revenue in several key sectors, including automotive, offset by an $8.9 million decrease in political advertising revenue. The decline in operating income is due to an increase in spending on digital initiatives and increased network fees.
Revenue at the television broadcasting division increased 1% to $264.0 million in the first nine months of 2015, from $261.4 million in the same period of 2014; operating income for the first nine months of 2015 was down 9% to $121.1 million, from $133.5 million in the same period of 2014. The revenue increase is due to $11.5 million in increased retransmission revenues, revenues from the Super Bowl at the Company’s NBC affiliates in February 2015 and an overall increase in advertising revenue in several key sectors, offset by a $13.1 million decrease in political advertising revenue and $9.5 million in incremental winter Olympics-related advertising revenue at the Company’s NBC affiliates booked in the prior year. The decline in operating income is due to an increase in spending on digital initiatives and increased network fees.
Other Businesses
Other businesses includes the following:
- Celtic Healthcare (Celtic) and Residential Healthcare Group, Inc. (Residential, acquired in July 2014), providers of home health and hospice services;
- Joyce/Dayton Corp., a Dayton, OH-based manufacturer of screw jacks and other linear motion systems (acquired in June 2014), and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and
- SocialCode, a marketing solutions provider helping companies with marketing on social-media platforms; The Slate Group and Foreign Policy Group, which publish online and print magazines and websites; and Trove, a digital innovation team that builds products and technologies in the news space.
The increase in revenues for the first nine months of 2015 is primarily due to newly acquired businesses in 2014 and growth at SocialCode. The improved operating results for the first nine months of 2015 is also due to newly acquired businesses in 2014 and improved results at SocialCode and Celtic.
In January 2015, Celtic Healthcare and Allegheny Health Network formed a joint venture to combine each other’s home health and hospice assets in the western Pennsylvania region. Celtic manages the operations of the joint venture for a fee and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company’s equity in earnings of affiliates. In connection with this transaction, the Company recorded a noncash pre-tax gain of $6.0 million in the first quarter of 2015 that is included in other non-operating expense.
In the second quarter of 2015, the Company sold The Root, an online magazine; the related gain on disposition is included in other non-operating expense.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. In the third quarter of 2015, the Company recorded $18.8 million in incremental stock option expense, due to stock option modifications that resulted from the Cable ONE spin-off. In the first quarter of 2014, the corporate office implemented a Separation Incentive Program that resulted in early retirement program expense of $4.5 million, which is being funded from the assets of the Company’s pension plan. In the third quarter of 2014, the Company recorded $10.3 million in early retirement program expense and other related charges, a portion of which was

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funded from the assets of the Company's pension plan. Excluding early retirement program expense, the total pension credit for the Company’s traditional defined benefit plan was $58.7 million and $68.0 million in the first nine months of 2015 and 2014, respectively.
Excluding the $18.8 million incremental stock option expense in 2015, the pension credit, early retirement program expense and other related charges in 2014, corporate office expense declined in the first nine months of 2015. The decline is from lower compensation costs, and 2014 costs related to certain acquisitions, the Berkshire exchange transaction and the corporate office headquarters move to Arlington, VA. These costs did not recur in 2015.
Equity in Earnings (Losses) of Affiliates
At September 30, 2015, the Company held a 40% interest in the Celtic joint venture and Residential Home Health Illinois, a 42.5% interest in Residential Hospice Illinois, and interests in several other affiliates. In the second quarter of 2015, the Company acquired an approximate 20% interest in HomeHero, a company that created and manages an online senior home care marketplace. At September 30, 2014, the Company held a 16.5% interest in Classified Ventures, LLC (CV) and interests in several other affiliates. On October 1, 2014, the Company and the remaining partners in CV completed the sale of their entire stakes in CV.
The Company recorded equity in earnings of affiliates of $0.1 million for the third quarter of 2015, compared to $4.6 million for the third quarter of 2014. The Company recorded equity in losses of affiliates of $0.7 million for the first nine months of 2015, compared to income of $100.2 million for the first nine months of 2014. The equity in earnings of affiliates for the third quarter and first nine months of 2014 was from the Company’s CV investment, which included a pre-tax gain of $90.9 million from Classified Ventures’ sale of apartments.com in the second quarter of 2014.
Other Non-Operating (Expense) Income
The Company recorded total other non-operating expense, net, of $40.5 million for the third quarter of 2015, compared to $10.7 million for the third quarter of 2014. The 2015 amounts included $26.3 million in losses from the sales of businesses, $13.0 million in unrealized foreign currency losses and other items. The 2014 amounts included $10.6 million in unrealized foreign currency losses and other items.
The Company recorded total other non-operating expense, net, of $29.9 million for the first nine months of 2015, compared to income of $390.7 million for the first nine months of 2014. The 2015 amounts included $23.3 million in losses from the sales of businesses, $16.2 million in unrealized foreign currency losses and other items, offset by a $6.0 million gain on the Celtic joint venture transaction and a $4.8 million increase to the CV gain. The 2014 amounts included the pre-tax gain of $266.7 million in connection with the Company’s exchange of Berkshire shares, the pre-tax $127.7 million gain on the sale of the headquarters building, offset by $2.6 million in unrealized foreign currency losses and other items.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.3 million and $23.3 million for the third quarter and first nine months of 2015, respectively, compared to $8.8 million and $24.8 million for the same periods of 2014. At September 30, 2015, the Company had $402.8 million in borrowings outstanding at an average interest rate of 7.2% and cash, marketable equity securities and other investments of $1,346.4 million.
Provision for Income Taxes
The Company's effective tax rate on the loss for continuing operations for the first nine months of 2015 was 4.9%, as a large portion of the goodwill impairment charge and the goodwill included in the loss on the KHE Campuses sale are permanent differences. Excluding the effect of these permanent differences, the effective tax rate for continuing operations for the first nine months of 2015 was 38.0%, compared to 23.4% for the first nine months of 2014. The lower effective tax rate in 2014 relates to the Berkshire exchange transaction. The pre-tax gain of $266.7 million related to the disposition of the Berkshire shares was not subject to income tax as the exchange qualifies as a tax-free distribution.
Discontinued Operations
On July 1, 2015, the Company completed the spin-off of Cable ONE as an independent, publicly traded company.
In the third quarter of 2014, Kaplan completed the sale of three of its schools in China that were previously part of Kaplan International. An additional school was sold by Kaplan in January 2015.
In the second quarter of 2014, the Company closed on the Berkshire exchange transaction, which included the disposition of WPLG, the Company’s Miami-based television station.

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As a result of these transactions, income from continuing operations excludes the operating results and related gain (loss), if any, on dispositions of these businesses, which have been reclassified to discontinued operations, net of tax, for all periods presented.
(Loss) Earnings Per Share
The calculation of diluted (loss) earnings per share for the third quarter and first nine months of 2015 was based on 5,837,107 and 5,810,672 weighted average shares outstanding, respectively, compared to 5,756,682 and 6,823,248 for the third quarter and first nine months of 2014. At September 30, 2015, there were 5,839,104 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for all 500,000 shares as of September 30, 2015.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2015	2014	Change
Operating revenues	$641,432	$703,205	(9)
Operating expenses	587,592	635,978	(8)
Depreciation of property, plant and equipment	14,460	18,664	(23)
Amortization of intangible assets	4,512	7,354	(39)
Impairment of goodwill and other long-lived assets	248,591	—	—
Operating (loss) income	(213,723)	41,209	—
Equity in earnings of affiliates, net	95	4,613	(98)
Interest income	481	529	(9)
Interest expense	(7,830)	(9,298)	(16)
Other expense, net	(40,458)	(10,723)	—
(Loss) income from continuing operations before income taxes	(261,435)	26,330	—
(Benefit) provision for income taxes	(30,500)	16,100	—
(Loss) income from continuing operations	(230,935)	10,230	—
Income from discontinued operations, net of tax	379	66,209	(99)
Net (loss) income	(230,556)	76,439	—
Net (income) loss attributable to noncontrolling interests	(287)	121	—
Net (loss) income attributable to Graham Holdings Company	(230,843)	76,560	—
Redeemable preferred stock dividends	—	(209)	—
Net (Loss) Income Attributable to Graham Holdings Company Common Stockholders	$(230,843)	$76,351	—
Amounts Attributable to Graham Holdings Company Common Stockholders
(Loss) income from continuing operations	$(231,222)	$10,142	—
Income from discontinued operations, net of tax	379	66,209	(99)
Net (loss) income	$(230,843)	$76,351	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic (loss) income per common share from continuing operations	$(40.32)	$1.73	—
Basic income per common share from discontinued operations	0.07	11.45	(99)
Basic net (loss) income per common share	$(40.25)	$13.18	—
Basic average number of common shares outstanding	5,738	5,671
Diluted (loss) income per common share from continuing operations	$(40.32)	$1.73	—
Diluted income per common share from discontinued operations	0.07	11.39	(99)
Diluted net (loss) income per common share	$(40.25)	$13.12	—
Diluted average number of common shares outstanding	5,837	5,757

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2015	2014	Change
Operating revenues	$1,969,747	$2,009,407	(2)
Operating expenses	1,786,753	1,806,445	(1)
Depreciation of property, plant and equipment	62,266	56,295	11
Amortization of intangible assets	13,897	12,972	7
Impairment of goodwill and other long-lived assets	255,467	—	—
Operating (loss) income	(148,636)	133,695	—
Equity in (losses) earnings of affiliates, net	(662)	100,168	—
Interest income	1,363	1,769	(23)
Interest expense	(24,679)	(26,610)	(7)
Other (expense) income, net	(29,885)	390,664	—
(Loss) income from continuing operations before income taxes	(202,499)	599,686	—
(Benefit) provision for income taxes	(10,000)	140,300	—
(Loss) income from continuing operations	(192,499)	459,386	—
Income from discontinued operations, net of tax	42,170	499,208	(92)
Net (loss) income	(150,329)	958,594	—
Net (income) loss attributable to noncontrolling interests	(1,495)	839	—
Net (loss) income attributable to Graham Holdings Company	(151,824)	959,433	—
Redeemable preferred stock dividends	(631)	(847)	(26)
Net (Loss) Income Attributable to Graham Holdings Company Common Stockholders	$(152,455)	$958,586	—
Amounts Attributable to Graham Holdings Company Common Stockholders
(Loss) income from continuing operations	$(194,625)	$459,378	—
Income from discontinued operations, net of tax	42,170	499,208	(92)
Net (loss) income	$(152,455)	$958,586	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic (loss) income per common share from continuing operations	$(34.18)	$66.77	—
Basic income per common share from discontinued operations	7.99	72.53	(89)
Basic net (loss) income per common share	$(26.19)	$139.30	—
Basic average number of common shares outstanding	5,721	6,737
Diluted (loss) income per common share from continuing operations	$(34.18)	$66.52	—
Diluted income per common share from discontinued operations	7.99	72.27	(89)
Diluted net (loss) income per common share	$(26.19)	$138.79	—
Diluted average number of common shares outstanding	5,811	6,823

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2015	2014	Change	2015	2014	Change
Operating Revenues
Education	$481,746	$543,918	(11)	$1,505,973	$1,609,036	(6)
Television broadcasting	89,693	87,442	3	264,010	261,390	1
Other businesses	70,052	71,845	(2)	199,823	139,109	44
Corporate office	—	—	—	—	—	—
Intersegment elimination	(59)	—	—	(59)	(128)	—
	$641,432	$703,205	(9)	$1,969,747	$2,009,407	(2)
Operating Expenses
Education	$724,523	$531,367	36	$1,755,751	$1,576,986	11
Television broadcasting	49,167	42,463	16	142,908	127,938	12
Other businesses	73,111	81,137	(10)	210,205	166,143	27
Corporate office	8,413	7,029	20	9,578	4,773	—
Intersegment elimination	(59)	—	—	(59)	(128)	—
	$855,155	$661,996	29	$2,118,383	$1,875,712	13
Operating (Loss) Income
Education	$(242,777)	$12,551	—	$(249,778)	$32,050	—
Television broadcasting	40,526	44,979	(10)	121,102	133,452	(9)
Other businesses	(3,059)	(9,292)	67	(10,382)	(27,034)	62
Corporate office	(8,413)	(7,029)	(20)	(9,578)	(4,773)	—
	$(213,723)	$41,209	—	$(148,636)	$133,695	—
Depreciation
Education	$10,637	$15,237	(30)	$51,145	$47,024	9
Television broadcasting	2,237	2,148	4	6,471	6,181	5
Other businesses	1,335	1,201	11	3,891	2,501	56
Corporate office	251	78	—	759	589	29
	$14,460	$18,664	(23)	$62,266	$56,295	11
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-lived Assets
Education	$249,930	$1,927	—	$259,780	$5,649	—
Television broadcasting	63	—	—	189	—	—
Other businesses	3,110	5,427	(43)	9,395	7,323	28
Corporate office	—	—	—	—	—	—
	$253,103	$7,354	—	$269,364	$12,972	—
Pension Expense (Credit)
Education	$7,525	$3,854	95	$15,419	$11,563	33
Television broadcasting	425	338	26	1,207	1,016	19
Other businesses	328	191	72	707	557	27
Corporate office	(24,533)	(18,620)	32	(58,410)	(59,231)	(1)
	$(16,255)	$(14,237)	14	$(41,077)	$(46,095)	(11)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2015	2014	Change	2015	2014	Change
Operating Revenues
Higher education	$203,529	$249,882	(19)	$681,814	$755,597	(10)
Test preparation	83,706	85,108	(2)	233,313	234,010	0
Kaplan international	192,702	207,615	(7)	585,486	615,507	(5)
Kaplan corporate and other	1,905	1,492	28	5,723	4,891	17
Intersegment elimination	(96)	(179)	—	(363)	(969)	—
	$481,746	$543,918	(11)	$1,505,973	$1,609,036	(6)
Operating Expenses
Higher education	$200,376	$244,491	(18)	$653,304	$716,110	(9)
Test preparation	70,086	78,128	(10)	216,948	237,562	(9)
Kaplan international	184,407	193,762	(5)	551,901	574,898	(4)
Kaplan corporate and other	19,857	13,216	50	74,276	43,850	69
Amortization of intangible assets	1,339	1,927	(31)	4,313	5,649	(24)
Impairment of goodwill and other long-lived assets	248,591	—	—	255,467	—	—
Intersegment elimination	(133)	(157)	—	(458)	(1,083)	—
	$724,523	$531,367	36	$1,755,751	$1,576,986	11
Operating (Loss) Income
Higher education	$3,153	$5,391	(42)	$28,510	$39,487	(28)
Test preparation	13,620	6,980	95	16,365	(3,552)	—
Kaplan international	8,295	13,853	(40)	33,585	40,609	(17)
Kaplan corporate and other	(17,952)	(11,724)	(53)	(68,553)	(38,959)	(76)
Amortization of intangible assets	(1,339)	(1,927)	31	(4,313)	(5,649)	24
Impairment of goodwill and other long-lived assets	(248,591)	—	—	(255,467)	—	—
Intersegment elimination	37	(22)	—	95	114	—
	$(242,777)	$12,551	—	$(249,778)	$32,050	—
Depreciation
Higher education	$4,066	$7,320	(44)	$13,688	$22,140	(38)
Test preparation	2,052	2,865	(28)	7,205	9,721	(26)
Kaplan international	4,277	4,951	(14)	14,004	14,546	(4)
Kaplan corporate and other	242	101	—	16,248	617	—
	$10,637	$15,237	(30)	$51,145	$47,024	9
Pension Expense
Higher education	$3,964	$2,628	51	$9,028	$7,885	14
Test preparation	775	722	7	2,325	2,166	7
Kaplan international	114	89	28	326	267	22
Kaplan corporate and other	2,672	415	—	3,740	1,245	—
	$7,525	$3,854	95	$15,419	$11,563	33

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share amounts)	2015	2014	2015	2014
Amounts attributable to Graham Holdings Company Common Stockholders
(Loss) income from continuing operations, as reported	$(231,222)	$10,142	$(194,625)	$459,378
Adjustments:
Preliminary impairment of goodwill and long-lived assets	217,101	—	221,502	—
Restructuring and early retirement charges	5,846	8,720	23,343	18,323
Modification of stock options	11,626	—	11,626	—
Classified Ventures sale of apartments.com	—	—	—	(58,242)
Gain from exchange of Berkshire shares	—	—	—	(266,733)
Sale of headquarters building	—	—	—	(81,836)
Net losses from the sales of businesses, an investment and the formation of a joint venture	24,265	—	15,666	—
Foreign currency loss	8,004	6,772	10,064	1,678
Income from continuing operations, adjusted (non-GAAP)	$35,620	$25,634	$87,576	$72,568

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted (loss) income per common share from continuing operations, as reported	$(40.32)	$1.73	$(34.18)	$66.52
Adjustments:
Preliminary impairment of goodwill and long-lived assets	37.85	—	38.57	—
Restructuring and early retirement charges	1.00	1.50	4.01	2.65
Modification of stock options	1.99	—	2.00	—
Classified Ventures sale of apartments.com	—	—	—	(8.43)
Gain from exchange of Berkshire shares	—	—	—	(38.61)
Sale of headquarters building	—	—	—	(11.85)
Net losses from the sales of businesses, an investment and the formation of a joint venture	4.16	—	2.82	—
Foreign currency loss	1.37	1.16	1.73	0.24
Diluted income per common share from continuing operations, adjusted (non-GAAP)	$6.05	$4.39	$14.95	$10.52

The adjusted diluted per share amounts may not compute due to rounding.

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